BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0622382006-6
Barbara K. Cegavske	Filing Number 20222508937
Secretary of State State Of Nevada	Filed On 07/27/2022 18:51:40 PM
	Number of Pages 1

Certificate of Amendment by Custodian

NRS 78.347

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID)

2. Enter any criminal, administrative, civil or National Assoc. of Securities Dealers, inc., violations, investigations or convictions concerning the custodian or affiliates

3. Custodian statement affirming reasonable attempts were made to contact officers and/or directors of the corporation

4. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Inofrmation:	Name of entity as on file with the Nevada Secretary of State: **EMO CAPITAL CORP.** Entity or Nevada Business Identification Number (NVID): **NV20061229835**
2. Disclosures:	Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:
3. Custodian Statement:	Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.
4. Signature: (Required)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X **Junhua Guo** — Signature of General Partner **7/27/2022 6:50:49 PM** — Date

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0622382006-6
Barbara K. Cegavske	Filing Number 20222509111
Secretary of State State Of Nevada	Filed On 07/27/2022 21:39:23 PM
	Number of Pages 6

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: **EMO CAPITAL CORP.** Entity or Nevada Business Identification Number (NVID): **NV20061229835**
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: **07/27/2022** Time: **10:00 PM** (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: **Series C Preferred Stock**
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X **Junhua Guo** Signature of Officer Date: **07/27/2022**

This form must be accompanied by appropriate fees.